Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Andrew W. Baum, President and Chief Executive and Financial Officer of Global Ink Supply Co., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the annual report on Form 10-KSB of Global Ink Supply Co. for the period ended May 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Global Ink Supply Co.

Dated: September 12, 2008

/s/ Andrew W. Baum
Andrew W. Baum
President, Chief Executive and Financial Officer
(Principal Executive, Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Global Ink Supply Co. and will be retained by Global Ink Supply Co. and furnished to the Securities and Exchange Commission or its staff upon request.